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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47259 and 333-68255) of Tier Technologies, Inc. of our report dated October 26, 1998, except as to Note 12, which is as of December 18, 1998, appearing on page F-2 of this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
December 18, 1998